Municipal Mortgage & Equity, LLC

621 East Pratt Street
Baltimore, Maryland 21202
T 443.263.2900 F 410.727.5387

November 24, 2008

Synovus Bank
12450 Roosevelt Boulevard,
St. Petersburg, FL 33716
Attn:Cathy Swanson,
Senior Vice President

Re: Notice and Request for Waiver, Forbearance and Extension of Maturity Date

Ladies and Gentlemen:

Reference is made to that certain Fourth Amended and Completely Restated Loan Agreement, dated as of February 23, 2007, by and among Synovus Bank (formerly, United Bank and Trust), MMA Capital Corporation, MuniMae TEI Holdings, LLC, MMA Mortgage Investment Corporation, MMA Construction Finance, LLC, Municipal Mortgage & Equity, LLC MMA Financial Holdings, Inc. and MMA Financial, Inc. (formerly, MuniMae Investment Services Corporation) (the “Agreement”). All capitalized terms used but not defined herein shall have the meaning assigned to such terms in the Agreement.

Notice

This correspondence will serve as notice of the matters set forth herein given pursuant to the requirements of Section 11.03 of the Agreement.

As we notified you by the Notice and Request for Waiver, dated March 3, 2008, and by prior communications, our continuing efforts to restate certain of the historical GAAP financial statements of Municipal Mortgage & Equity, LLC (“MuniMae”) and certain other matters have delayed the completion of certain of our 2006 financial statements and periodic reports, as well as the financial statements for certain of our affiliates.

As a result and as we have informed you previously, we will be unable to comply with the applicable financial reporting and related covenants set forth in Article VI (including, but not limited to, Section 6.06) of the Agreement, including, without limitation, such covenants as they apply to the fiscal years 2006, 2007, 2008 and 2009.

Request for Waiver, Forbearance and Extension of Maturity Date

We hereby request a waiver of compliance with the above-referenced covenants and forbearance from declaring, and exercising any remedial or enforcement rights with respect to, any and all Defaults or Events of Default under the Agreement, and such waiver and forbearance shall be in full force and effect up to and including the Maturity Date as extended herein and shall result in the Borrowing Group being eligible, subject to the satisfaction of all applicable preconditions set forth in the Agreement, (i) to receive Disbursements for the purpose of funding additional draws relating to Pledged Loans currently posted as collateral under the Agreement or (ii) to have letters of credit renewed pursuant to the Agreement with such renewed letters of credit maturing on or before May 31, 2009; provided, however, that the foregoing waiver and forbearance shall not apply to any Event of Default (i) pursuant to Section 9.01(a) of the Agreement or (ii) resulting from any act or omission by any member of the Borrowing Group or any Guarantor that constitutes fraud or willful misconduct. In addition, we hereby request, notwithstanding anything to the contrary in the Note or the Agreement, that the Maturity Date of the Asset Based Loan and L.O.C. Facility be extended to May 31, 2009.

Effective Date

The foregoing waiver, forbearance and extension of Maturity Date shall take effect on the date the Obligations relating to the three Pledged Loans described on Exhibit A hereto shall have been satisfied in full.

This notice is being delivered to you as confirmation of our earlier discussion with you and our understanding that this does not present any issues under the Agreement. Please contact me by phone at (813) 868-8070 or e-mail at jeff.muller@munimae.com if this is not the case.

Sincerely,

MUNICIPAL MORTGAGE & EQUITY, LLC	MMA FINANCIAL, INC.
By:/s/Earl Cole III Name:Earl Cole III Title:Executive Vice President	By:/s/Jeffrey T. Muller Name: Jeffrey T. Muller Title:Senior Vice President & Treasurer
MMA FINANCIAL HOLDINGS, INC.	MMA CAPITAL CORPORATION
By:/s/Jeffrey T. Muller Name:Jeffrey T. Muller Title:Senior Vice President & Treasurer	By:/s/Jeffrey T. Muller Name:Jeffrey T. Muller Title:Senior Vice President & Treasurer
MMA MORTGAGE INVESTMENT CORPORATION	MMA CONSTRUCTION FINANCE, LLC
By:/s/Jeffrey T. Muller Name:Jeffrey T. Muller Title:Senior Vice President & Treasurer	By:/s/Jeffrey T. Muller Name:Jeffrey T. Muller Title:Senior Vice President & Treasurer

Please indicate your grant of the waiver and forbearance and extension of the Maturity Date requested above by signing below and returning a copy of this page to me by e-mail or facsimile.

SYNOVUS BANK

By:/s/Cathy Swanson
Name:Cathy Swanson
Title:Executive Vice President

Date:November 24, 2008

Exhibit A

Pledged Loans

1. Ardmore project, Los Angeles, CA, $12,700,000 principal amount committed

2. Redemptorist project, New Orleans, LA, $9,676,000 principal amount committed

3. Esplanade project, Wallingford, PA, $31,776,031 principal amount committed